                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          HI-TECH PHARMACAL CO., INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          HI-TECH PHARMACAL CO., INC.
                               369 Bayview Avenue
                           Amityville, New York 11701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 8, 1999

To Hi-Tech Pharmacal Co., Inc. Stockholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the "Company" or "Hi-Tech") will be held on December 8, 1999, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

     1. To elect Messrs. Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. to the Board of Directors, each to serve for a term to expire at the 2000 Annual Meeting;

     2. To ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on October 27, 1999 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

   Whether or not you expect to attend the Meeting, we urge you to sign, date and return the enclosed proxy card, read the accompanying Proxy Statement, and then complete and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

                                          By Order of the Board of Directors,

                                          David S. Seltzer
                                          President, Chief Executive Officer,
                                          Secretary and Treasurer

Dated: October 29, 1999

                          HI-TECH PHARMACAL CO., INC.
                               369 Bayview Avenue
                           Amityville, New York 11701

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         To be held on December 8, 1999

                               ----------------

   This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on December 8, 1999, at 10:00 a.m., Eastern Standard Time, at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747.

                                  INTRODUCTION

   The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747, on December 8, 1999, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about October 29, 1999.

   At the Meeting, stockholders will be asked to vote upon: (1) the election of five directors; (2) the ratification of the Company's independent auditors; and
(3) such other business as may properly come before the Meeting and at any adjournments thereof.

   Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

   The Board of Directors has fixed October 27, 1999 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 4,526,717 shares of the Company's common stock par value $.01 per share (the "Common Stock"), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

   The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the five nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

   The five nominees have indicated that they are able and willing to continue to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

   Nominees for director:

                             Position with the Company or      Served as Director
           Name                  Principal Occupation                 from
           ----              ----------------------------      ------------------
 Bernard Seltzer......... Chairman of the Board                       1983
 David S. Seltzer........ Chief Executive Officer,                    1992
                          President, Secretary and Treasurer
                          of the Company
 Reuben Seltzer.......... Consultant to the Company on legal          1992
                          matters and special projects,
                          President of R.M. Realty Services
                          Inc., a real estate investment and
                          consulting company and President
                          of Marco-Hi-Tech JV Ltd.
 Martin M. Goldwyn....... Member of the law firm of Tashlik,          1992
                          Kreutzer & Goldwyn P.C.
 Yashar Hirshaut, M.D. .. Associate Clinical Professor of             1992
                          Medicine at Cornell University
                          Medical College, Research
                          Professor of Biology at Yeshiva
                          University, editor-in-chief of the
                          Professional Journal of Cancer
                          Investigation and practicing
                          medical oncologist

Executive Officers, Directors and Significant Employees

   The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company, including the nominees for election as director.

           Name                                 Position
           ----                                 --------
 Bernard Seltzer......... Chairman of the Board
                          Chief Executive Officer, President, Secretary,
 David S. Seltzer........ Treasurer and Director
 Reuben Seltzer.......... Director
 Martin S. Knopf......... Chief Operating Officer
 Elan Bar-Giora.......... Executive Vice President--Operations
 Arthur S. Goldberg...... Vice President--Finance and Chief Financial Officer
 Martin M. Goldwyn....... Director
 Yashar Hirshaut, M.D. .. Director

   Bernard Seltzer, 75, has been Chairman of the Board of the Company since January 1990. As of May 1, 1998 Mr. Seltzer resigned as President and Chief Executive Officer of the Company. From May 1983 to January 1990, Mr. Seltzer was Vice President of Sales of the Company. Prior thereto, Mr. Seltzer was the Vice President of Sales and Marketing of Ketchum Laboratories, Inc., a pharmaceutical manufacturer and the predecessor of the Company.

   David S. Seltzer, 39, has been Chief Executive Officer and President of the Company since May 1, 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1, 1998, Mr. Seltzer was Executive Vice President--Administration and from March 1992 to May 1, 1998, Vice President-- Administration and Chief Operating Officer of the Company. From September 1986 to February 1990

Mr. Seltzer was employed as an account executive. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the son of Bernard Seltzer.

   Reuben Seltzer, 43, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant to the Company on legal matters and special projects. Mr. Seltzer has been President of Marco-Hi-Tech JV Ltd. since December 11, 1996. Mr. Seltzer has been president of R.M. Realty Services Inc., a real estate investment and consulting company since May 1988. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the son of Bernard Seltzer.

   Martin S. Knopf, 53, has been Chief Operating Officer of the Company since October 1998. Mr. Knopf had been an executive with Johnson & Johnson from 1974 to 1986 and continued as a consultant to such corporation. He has held the position of President and CEO of Knopf Associates, Inc., a healthcare consulting firm from 1987. Mr. Knopf also served as President and Chief Operating Officer of two medical device companies, Permeable Technologies, Inc. and The LifeStyle Company, Inc. from 1993 to 1996. He also served as Executive Vice President and Chief Operating Officer of PolyVue Technologies, Inc. from 1997 to 1998. Mr. Knopf is a graduate of the Brooklyn College of Pharmacy and is a New York State Registered Pharmacist.

   Elan Bar-Giora, 55, has been Executive Vice President of Operations of the Company since August 1990. From January 1988 to August 1990 Mr. Bar-Giora was Director of Technical Development at P. Leiner Nutritional Products and Executive Vice President of Operations of Freshlabs, Inc., a subsidiary of P. Leiner, a manufacturer of generic pharmaceutical products. Mr. Bar-Giora received a B.S. in Civil Engineering from Technion University, Haifa, Israel in 1973.

   Arthur S. Goldberg, 57, has been Vice President-Finance and Chief Financial Officer of the Company since September 1991. From May 1987 to August 1991 Mr. Goldberg was Controller of Izumi, a manufacturer of automotive and electrical parts. From September 1983 to May 1987 Mr. Goldberg was controller and treasurer of Direct Action Marketing, Inc., a direct marketer of imported and domestic consumer products. Mr. Goldberg received a B.A. in accounting from Hofstra University and a Masters Degree in accounting and computer science from the Baruch School of the City University of New York. Mr. Goldberg is a certified public accountant.

   Martin M. Goldwyn, 47, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer & Goldwyn P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

   Yashar Hirshaut, M.D., 61, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Significant Employees

                Name                  Position
                ----                  --------
Gennaro P. Caccavale................. Director of Operations
Michael McConnell.................... Director of Product Development
Gary M. April........................ President of Health Care Products Division
Suzanne Fenton....................... Director of Compliance
Jesse Kirsh.......................... Director of Quality Assurance

   Set forth below is a brief background of key employees of the Company:

   Gennaro P. Caccavale, 53, has been Director of Operations of the Company since February 1992. From February 1990 to February 1992 Mr. Caccavale was Director of Operations of Syosset Laboratories Co., Inc., a generic pharmaceutical manufacturer. Mr. Caccavale received a degree in Business Administration from Dowling College in 1971 and received a degree in pharmacy from Brooke General Medical School in 1967.

   Michael McConnell, 41, has been Director of Quality Assurance of the Company since January 1992. From March 1983 to January 1992 Mr. McConnell was Lab Director of Thames Pharmacal Co., Inc., a manufacturer of generic pharmaceutical products. Mr. McConnell received a B.S. from Dowling College in 1991.

   Gary M. April, 42, has been the President of the Company's Health Care Products Division since December 1992. From February 1987 to November 1992 Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

   Suzanne Fenton, 44, has been Director of Compliance of the Company since September 1995. From October 1993 to September 1995 Ms. Fenton was the Manager of Quality Assurance and Compliance at NMC Laboratories, Inc. Ms. Fenton received a B.S. from Wagner College in 1976.

   Jesse Kirsh, 41, has been Director of Quality Assurance of the Company since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a manufacturer of topical creams, ointments and solutions. Mr. Kirsch received a B.S. in Chemistry from State University of New York at Albany. He has attended extensive classes in CGMP's and has a vast working knowledge of the Pharmaceutical Industry.

Directors' Fees

   For their services on the Board, the Company pays each director a fee of $300 per meeting. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1994 Directors Stock Option Plan.

Committees and Meetings of the Board of Directors

   During Fiscal Year 1999, the Board of Directors held two meetings. In addition, there were three actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served, except for Yashar Hirshaut, M.D.

   The Board has two committees: the Audit Committee and the Stock Option Committee.

   Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of a firm of independent public auditors, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. David S. Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. and held one meeting during fiscal 1999.


   Stock Option Committee. The Stock Option Committee is responsible for administering the Company's Stock Option Plan. The Stock Option Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Stock Option Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Stock Option Committee is comprised of Messrs. Reuben Seltzer and Martin M. Goldwyn and held one meeting during fiscal 1999. The Board of Directors of the Company is responsible for administering the Company's 1994 Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 1999, except for a filing of Form 5 by Yashar Hirshaut, M.D., which was not timely filed. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

                             ADDITIONAL INFORMATION

Stock Ownership

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 27, 1999, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                         Shares of Common
                                                              Stock
                                                        Beneficially Owned
                                                              as of
                                                       October 27, 1999(1)
                                                       -----------------------
                 Executive Officers,                   Number of    Percent of
            Directors and 5% Stockholders               Shares        Class
            -----------------------------              ---------    ----------
Bernard Seltzer.......................................   652,232(2)    14.4%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
David S. Seltzer......................................   744,318(3)    15.8%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
Reuben Seltzer........................................   454,185(4)     9.9%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
Martin S. Knopf.......................................     1,000          *
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
Arthur S. Goldberg....................................    44,250(5)       *
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
Elan Bar-Giora........................................    57,500(6)     1.3%
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
Martin M. Goldwyn.....................................    23,000(7)       *
c/o Tashlik, Kreutzer & Goldwyn P.C.
  833 Northern Boulevard
  Great Neck, New York 11021
Yashar Hirshaut, M.D..................................    14,500(8)       *
c/o Hi-Tech Pharmacal Co., Inc.
  369 Bayview Avenue
  Amityville, New York 11701
All Directors and Executive Officers as a group (7     1,990,985(9)    40.8%
 persons).............................................

--------
* Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2) Amount does not include 60,000 shares of Common Stock owned by Mr. Seltzer's wife, as to which Bernard Seltzer disclaims beneficial ownership.
(3) Amount includes options to purchase 178,125 shares of Common Stock exercisable within 60 days of October 27, 1999, and 127,406 shares of Common Stock owned by Mr. Seltzer's wife and children.
(4) Amount includes options to purchase 54,000 shares of Common Stock exercisable within 60 days of October 27, 1999 and 122,028 shares of Common Stock owned by Mr. Seltzer's wife and children.
(5) Amount represents options to purchase 44,250 shares of Common Stock exercisable within 60 days of October 27 1999.
(6) Amount represents options to purchase 57,500 shares of Common Stock exercisable within 60 days of October 27, 1999.
(7) Amount represents options to purchase 23,000 shares of Common Stock exercisable within 60 days of October 27, 1999.
(8) Amount includes options to purchase 14,500 shares of Common Stock exercisable within 60 days of October 27, 1999.
(9) Amount includes options to purchase 357,625 shares of Common Stock exercisable within 60 days of October 27, 1999.

Executive Compensation

                           Summary Compensation Table

   The following table sets forth the compensation paid for the year ended April 30, 1999 to (i) the Chief Executive Officer and (ii) the Company's three other most highly compensated individuals who were serving as officers on April 30, 1999, 1998 and 1997 and whose salary plus bonus exceeded $100,000 for such years (collectively, the "Named Executive Officers").

                                                                 Long Term
                                                               Compensation
                                 Annual Compensation              Awards
                         ------------------------------------ ---------------
                                               Other Annual     Securities       All Other
Name and Principal            Salary  Bonus  Compensation (1)   Underlying    Compensation (3)
Position                 Year   ($)    ($)         ($)        Options (#) (2)       ($)
------------------       ---- ------- ------ ---------------- --------------- ----------------
Bernard Seltzer......... 1999 216,000  9,000        --                 0               0
Chairman                 1998 199,000 18,000        --                 0           4,420
                         1997 186,000 16,000        --                 0           3,910
David S. Seltzer........ 1999 289,000  9,000        --            50,000           3,300
President, Chief         1998 236,000 18,000        --            50,000           3,207
Executive Officer,       1997 186,000 16,000        --            50,000           3,175
Secretary and Treasurer
Martin S. Knopf(4)...... 1999 106,000      0        --                 0               0
Chief Operating Officer  1998       0      0        --                 0               0
                         1997       0      0        --                 0               0
Elan Bar-Giora.......... 1999 121,000      0        --            10,000           1,715
Executive Vice           1998 100,000 17,000        --            10,000           1,715
President--Operations    1997 102,000      0        --            10,000           1,475
Arthur S. Goldberg...... 1999 119,000      0        --             7,500              --
Vice President of        1998 110,000      0        --             7,500              --
Finance and Chief        1997 101,000      0        --             7,500              --
Financial Officer

--------
(1) The named executive officers received various perquisites, the cost of which did not exceed the lesser of $50,000 or 10% of annual salary plus bonus.
(2) Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(3) Represents the dollar value of the premium paid by the Company during the fiscal years ended April 30, 1999, 1998 and 1997 with respect to term life insurance for the benefit of the named executive officer.
(4) Mr. Knopf has been the Chief Operating Officer of the Company since October 19, 1998. The compensation listed above represents compensation for the period commencing on such date and ending April 30, 1999.

Stock Options


   The following table contains information concerning stock option grants made to each of the Named Executive Officers in fiscal 1999. No stock appreciation rights were granted to these individuals during such year.

                       Option Grants in Last Fiscal Year

                                            Individual Grants
                          ------------------------------------------------------
                                               Percent of
                              Number of           Total
                              Securities     Options Granted Exercise
                          Underlying Options to Employees in   Price  Expiration
          Name             Granted(#)(1)(2)    Fiscal Year    ($/Sh)     Date
          ----            ------------------ --------------- -------- ----------
Bernard Seltzer..........         0                 0           0         0
David S. Seltzer.........       50,000            35.8%       3.6875    4/1/09
Martin S. Knopf..........         0                 0           0         0
Elan Bar-Giora...........       10,000            7.2%        3.6875    4/1/09
Arthur S. Goldberg.......       7,500             5.4%        3.6875    4/1/09

--------
(1) Options granted in fiscal year 1999 are scheduled to vest and become exercisable in yearly increments of 25% beginning on April 1, 2000, with full vesting occurring on April 1, 2003. Options expire ten years after grant under the terms of the Company's Plan.

(2)  Granted April 1, 1999.

Option Exercises and Fiscal Year-end Values

   The following table sets forth information concerning option exercises and option holdings for the fiscal year 1999 with respect to each of the Named Executive Officers. No Named Executive Officers exercised any options during such year.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                Number of
                                                               Securities
                                                               Underlying
                                                           Unexercised Options Value of Unexercised In-
                                                           at Fiscal Year-End    the-Money Options at
                                                                 (#)(1)         Fiscal Year-End ($)(2)
                                                           ------------------- ------------------------
                         Shares Acquired on Value Realized    Exercisable/           Exercisable/
          Name              Exercise (#)         ($)          Unexercisable         Unexercisable
          ----           ------------------ -------------- ------------------- ------------------------
Bernard Seltzer.........         0                0                0/0                   0/0
David S. Seltzer........         0                0          178,125/121,875           0/15,625
Martin S. Knopf.........         0                0                0/0                   0/0
Elan Bar-Giora..........         0                0           57,500/25,000            0/3,125
Arthur S. Goldberg......         0                0           44,250/18,750            0/2,344

--------
(1)  Adjusted to reflect a 3-for-2 stock split declared on November 1, 1993.
(2) Amounts reflect the market value of the underlying shares of Common Stock on April 30, 1999 less the exercise price.

Employment Contracts

   Bernard Seltzer serves as Chairman of the Company pursuant to an employment agreement, as amended, effective as of May 1, 1992 and expiring April 30, 2000, pursuant to which he has agreed to serve in his capacity. Bernard Seltzer resigned as President and Chief Executive Officer effective as of May 1, 1998.

Bernard Seltzer's employment agreement was modified to provide that the annual base salary for Bernard Seltzer is $216,000 for the fiscal year commencing May 1, 1998 through April 30, 1999. The increase in annual base salary for each fiscal year thereafter is determined by multiplying his annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by Bernard Seltzer. The employment agreement also contains standard confidentiality provisions and a non-compete provision for a term of one year after the termination of his employment.

   Under the employment agreement of Bernard Seltzer, the Company will pay to his estate upon his death, his base salary for a period of twelve (12) months after the end of the month in which death occurred. In the event of total disability, he will continue to receive his base salary for the remaining term of his employment agreement. In addition to base salary, Bernard Seltzer will be paid an amount equal to a percentage of the bonus, if any, based on the portion of such year in which death, total disability or termination of employment occurred. If termination is for cause, total disability or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations.

   David S. Seltzer serves as President, Chief Executive Officer, Secretary and Treasurer of the Company pursuant to an employment agreement effective as of May 1, 1999, and expiring April 30, 2004, pursuant to which he has agreed to serve in his capacities. David Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. The annual base salary for David
S. Seltzer is $300,000 for the fiscal year commencing May 1, 1999 through April 30, 2000. The increase in annual base salary for each fiscal year thereafter is determined by multiplying his annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. David S. Seltzer receives a bonus each year equal to 3% of the Company's pre-tax net income for such year (the "Bonus"). In addition, the Board of Directors in its discretion will determine the additional annual bonus, if any, to be received by David S. Seltzer. Mr. Seltzer is eligible to receive annually options to purchase a minimum amount of 50,000 shares of common stock in accordance with the terms and provisions of the Company's Amended and Restated Stock Option Plan. The employment agreement contains standard confidentiality provisions and a non-compete provision for a term of one year after the termination of his employment.

   In the event of death or total disability, the Company will pay to David S. Seltzer his base salary for the remaining term of the agreement; provided, however, that (i) in the case of death, to the extent any proceeds in excess of $1,000,000 from key man life insurance owned by the Company on the life of David S. Seltzer are paid to his estate and (ii) in the case of total disability, to the extent any proceeds from a disability insurance policy owned by the Company are paid to David S. Seltzer or his designee, the Company will receive a credit against its salary payment obligations in an amount equal to the insurance proceeds paid to David S. Seltzer, his designee or his estate. In addition to his base salary, David S. Seltzer, his designee or his estate will be paid an amount equal to the Bonus on a pro rata basis through the date of death, total disability or termination of employment. If termination is for cause or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations, except for the payments of base salary and bonus payments.

   Martin S. Knopf serves as Chief Operating Officer of the Company pursuant to a thirty (30) month employment agreement ending April 30, 2001. Mr. Knopf's annual base salary is $200,000 for the period commencing on October 21, 1998 through October 20, 1999. Mr. Knopf shall also receive a bonus with respect to each year of his employment equal to 1% of the amount by which the Company's net sales for a fiscal year during the term exceeds the Company's net sales for its preceding fiscal year and (ii) 3% of the amount by which the Company's net after tax profits for a fiscal year during the term exceeds the Company's net after tax profits for its preceding fiscal year. The employment agreement contains standard confidentiality provisions and a non-compete provision for a term of eighteen (18) months after the termination of Mr. Knopf's employment.

   Arthur S. Goldberg serves as Vice President--Finance and Chief Financial Officer of the Company pursuant to a two year employment agreement ending on August 31, 2000. Mr. Goldberg's annual base salary is $119,000 for the period commencing on September 1, 1998 through August 31, 1999. Such annual salary shall be adjusted annually, commencing September 1, 1999, by the annual change in the Consumer Price Index or an agreed upon substitute but no less than 5% per annum. The Board of Directors in its discretion will determine the annual bonus, if any, to be received by Mr. Goldberg. Such employment agreement contains standard confidentiality provisions.

Certain Transactions

   For the fiscal year ended April 30, 1999, Mr. Reuben Seltzer, a director of the Company, was engaged by the Company to provide new business development and legal services. For such services, Mr. Reuben Seltzer received $50,000. In addition, Mr. Seltzer received 25,000 stock options valued by the Company at $30,000. Mr. Reuben is the son of Mr. Bernard Seltzer, the Company's Chairman of the Board.

   The Company and Reuben Seltzer each has a 22.85% interest in Marco Hi-Tech JV Ltd., a New York corporation. Marco Hi-Tech JV Ltd. plans to manufacture and distribute Huperzine-A as a dietary supplement under the Dietary Supplement Health and Education Act of 1994 and to develop analogues and derivatives to Huperzine-A. It is currently marketing its own brand of Huperzine-A under the tradename Cerebra(TM) and plans to develop other products for the nutraceutical market.

   The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of Richard
A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 2000.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   Richard A. Eisner & Company, LLP has audited the Company's financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

   The Board of Directors recommends a vote FOR the ratification of the selection of Richard A. Eisner & Company, LLP to serve as the Company's independent certified public accountants for the fiscal year ending April 30, 2000.

                                 OTHER BUSINESS

   The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

   Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the

Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

   With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       2000 PROPOSALS FOR ANNUAL MEETING

   Proposals by stockholders which are intended to be presented at the 2000 Annual Meeting must be received by the Company at its principal executive offices on or before June 19, 2000.

Annual Report

   The Company's Annual Report containing audited financial statements for the fiscal year ended April 30, 1999 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          HI-TECH PHARMACAL CO., INC.

                                          David S. Seltzer
                                          President, Chief Executive Officer,
                                          Secretary and Treasurer

Dated: October 29, 1999

                          Hi-Tech Pharmacal Co., Inc.
               Annual Meeting of Stockholders - December 8, 1999
                (Solicited on Behalf of the Board of Directors)

                                     PROXY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Hi-Tech Pharmacal Co., Inc. (the "Company") constitutes and appoints Bernard Seltzer and David S. Seltzer or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at Fleet Bank, 300 Broad Hollow Road, Melville, New York 11747 on December 8, 1999 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

    (1) FOR the election of the following nominees to the Board of Directors for the ensuing year: Bernard Seltzer, David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn and Yashar Hirshaut, M.D. [ ] (except as marked to the contrary below).

         WITHHOLD authority to vote for all nominees listed above. [ ]

         -----------------------------------------------------------------------
         (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.)

    (2) FOR [ ] AGAINST [ ] ABSTAIN [ ] the proposal to ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending April 30, 2000.

    (3) In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

    UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AND "FOR" ITEM 2.

                                      (Continued and signed on the reverse side)

     A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

     IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated October 29, 1999.

                                             Dated:                         1999
                                                   -------------------------

                                             -----------------------------------
                                             (Stockholder(s) Signature)

                                                                          (L.S.)
                                             -----------------------------

                                             -----------------------------------
                                             Printed Name of Stockholder

                                             NOTE: Signature should correspond
                                             with name appearing on stock
                                             certificate. When signing in a
                                             fiduciary or representative
                                             capacity, sign full title as such.
                                             Where more than one owner, each
                                             should sign.